                                                                      EXHIBIT 21

                  SUBSIDIARIES OF ENCORE COMPUTER CORPORATION
                  -------------------------------------------

NAME                                        JURISDICTION      OWNERSHIP
----                                        ------------      ---------

Encore Computer U.S., Inc.                  Delaware          100%

Encore Computer International, Inc.         Delaware          100%

Encore Computer Netherlands, B.V.           Netherlands       100%